Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As an independent registered public accounting firm, we hereby consent to the incorporation in this Registration Statement on Form S-8, of our report dated February 13, 2015, of Trans-Pacific Aerospace Company, Inc. relating to the financial statements as of and for the year ended October 31, 2014, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ TAAD, LLP

Walnut, California

February 13, 2015